EXHIBIT 32.1
STATEMENT PURSUANT TO 18 U.S.C. § 1350
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Martin Lehr, Chief Executive Officer (Principal Executive Officer) of Context Therapeutics Inc. (the “Company”) and Jennifer Minai-Azary, Chief Financial Officer (Principal Financial Officer) of the Company, each hereby certifies that, to the best of his or her knowledge:
(1)The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
(2)The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Martin Lehr
Date: December 2, 2021	Martin Lehr

/s/ Jennifer Minai-Azary
Date: December 2, 2021	Jennifer Minai-Azary
“This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Context Therapeutics Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.”